Rimini Street Announces Fiscal First Quarter 2026 Financial and Operating Results	page 1

  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal First Quarter 2026 Financial and Operating Results

First Quarter Financial Highlights Include:
Remaining Performance Obligations (RPO) of $643.6 million, up 16.4% year over year
Adjusted Calculated Billings of $92.2 million, up 22.9% year over year
Adjusted Annualized Recurring Revenue (ARR) of $388.0 million, up 5.0% year over year

LAS VEGAS, April 30, 2026 – Rimini Street, Inc., (Nasdaq: RMNI), a global provider of end-to-end enterprise software support, managed services and Agentic AI ERP innovation solutions, and the leading third-party support provider for Oracle, SAP and VMware software, today announced results for the fiscal first quarter ended March 31, 2026.

“Our first quarter results reflect continued growth and accelerating momentum in our core Rimini Support™ business as organizations turn to the proven Rimini Smart Path™ to execute their global ERP and operational transaction processes faster, better and cheaper with more agility and speed to value – all within existing budgets,” said Seth Ravin, president and CEO, Rimini Street. “We help organizations avoid unnecessary, costly and risky ERP and other enterprise software upgrades, migrations and replatformings that often deliver low ROI and little competitive advantage. Instead, organizations can invest in the modernization of their existing systems by leveraging next generation Rimini Agentic AI ERP solutions that can be quickly and economically deployed over their current ERP and other enterprise software to deliver real competitive advantage.”

“We delivered strong first quarter 2026 results that built on second half 2025 momentum, reflecting continued, growing market demand for our differentiated, proven support and innovation solutions,” said Michael Perica, CFO, Rimini Street. “We continued to make additional strategic investments in new AI and innovation offerings to drive growth and further streamlined global operations to provide leverage with scale. Looking ahead, we remain focused on profitable growth, disciplined cost management and a strong balance sheet and cash position. Capital allocation actions in the quarter included a $10 million debt prepayment that reduced outstanding debt to $58.4 million and increased net cash to $73.8 million as of March 31, 2026.”

Select First Quarter 2026 Financial Results
•Revenue was $105.5 million for the first quarter of 2026, an increase of 1.2% compared to $104.2 million for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, revenue increased by 5.2%.
•U.S. revenue was $46.9 million for the first quarter of 2026, a decrease of 6.4% compared to $50.1 million for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, U.S. revenue decreased by 0.3%.
•International revenue was $58.6 million for the first quarter of 2026, an increase of 8.3% compared to $54.1 million for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, international revenue increased by 9.9%.
•Subscription revenue was $100.2 million, which accounted for 95.0% of total revenue for the first quarter of 2026, compared to subscription revenue of $99.0 million, which accounted for 95.0% of total revenue for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, subscription revenue was $97.0 million, or 94.9% of total revenue, for the first quarter of 2026 compared to $92.4 million, or 95.0% of total revenue, for the same period last year.
•Annualized Recurring Revenue was $400.8 million for the first quarter of 2026, an increase of 1.2% compared to $396.2 million for the same period last year; excluding the support services for Oracle’s PeopleSoft software products, Adjusted Annualized Recurring Revenue was $388.0 million for the first quarter of 2026, an increase of 5.0% compared to $369.6 million for the same period last year.
•Active Clients as of March 31, 2026 were 3,130, an increase of 1.2% compared to 3,092 Active Clients as of March 31, 2025.
•Revenue Retention Rate was 88% and 88% for the trailing 12 months ended March 31, 2026 and 2025, respectively.

Rimini Street Announces Fiscal First Quarter 2026 Financial and Operating Results	page 2

•Calculated Billings was $95.3 million for the first quarter of 2026, an increase of 19.9% compared to $79.4 million for the same period last year.
•Adjusted Calculated Billings, which excludes Calculated Billings related to the support services for Oracle’s PeopleSoft software products, was $92.2 million for the first quarter of 2026, an increase of 22.9% compared to $75.0 million for the same period last year.
•Remaining Performance Obligations (RPO) was $643.6 million as of March 31, 2026, an increase of 16.4% compared to $553.1 million as of March 31, 2025; excluding the support services for Oracle’s PeopleSoft software products, Adjusted RPO was $633.2 million as of March 31, 2026, an increase of 18.2% compared to $535.8 million as of March 31, 2025.
•Gross margin was 59.0% for the first quarter of 2026 compared to 61.0% for the same period last year.
•Operating income was $4.8 million for the first quarter of 2026 compared to $9.4 million for the same period last year.
•Non-GAAP Operating Income was $7.9 million for the first quarter of 2026 compared to $14.5 million for the same period last year.
•Net income was $1.4 million for the first quarter of 2026 compared to $3.4 million for the same period last year.
•Non-GAAP Net Income was $4.0 million for the first quarter of 2026 compared to $9.5 million for the same period last year.
•Adjusted EBITDA for the first quarter of 2026 was $8.9 million compared to $15.7 million for the same period last year.
•Both the basic and diluted earnings per share attributable to common stockholders were $0.01 for the first quarter of 2026, compared to a basic and diluted earnings per share of $0.04 for the same period last year.
•Cash and cash equivalents were $132.2 million at March 31, 2026 compared to $122.6 million at March 31, 2025.
•Voluntary debt prepayment of $10.0 million during the first quarter, reducing the term loan outstanding to $58.4 million.

Select First Quarter 2026 Operating Results
•Announced new and existing clients that expanded their agreements with Rimini Street, including the following:
◦LF, a leading South Korean lifestyle company, selected Rimini Support™ for SAP ECC 6.0 and Oracle Database to reduce maintenance costs, improve support quality and stability, and reinvest savings in AI-driven automation and digital transformation.
◦Cubic Corporation, a U.S. based global innovation technology partner for the defense and transportation industries, partnered with Rimini Street to support its strategy to modernize while maintaining SAP ECC as a stable core.
◦KleanNara, a leading South Korean manufacturer of paper and hygiene products, selected Rimini Support™ for its SAP ECC 6.0 and Oracle Database systems, freeing up funds and team focus for AI-driven innovation and growth.
◦Flexitech, a French manufacturer for the global automobile industry, selected Rimini Support™ for SAP to strengthen security, accelerate compliance readiness and free budget for R&D and modernization initiatives.
◦Lwart Environmental Solutions, a world leading Brazilian re-refinery and industrial sustainability organization, expanded its long-time partnership with Rimini Street by consolidating support for VMware and SAP support to regain control of its licensing and roadmap decisions, eliminating vendor-driven timelines and cost escalation.
◦Lotte Rental, South Korea’s top car rental company, selected Rimini Support™ for its SAP and Oracle systems, using the resulting savings to invest in AI, mobility services and cloud capabilities.
•Resolved more than 6,800 support cases and delivered over 11,000 tax, legal, and regulatory updates across 23 countries, achieving an average client satisfaction score of 4.9 out of 5.0 (where 5.0 is rated excellent).
•Received multiple industry Stevie® Awards for Best Use of AI in Customer Service, Front-Line Customer Service Team of the Year in the Technology Industry and Best Customer Satisfaction Strategy.

Business Outlook
The Company is providing second quarter 2026 revenue guidance to be in the range of $106 million to $108 million and reiterating the full year 2026 guidance provided at our Investor Day in December 2025 of revenue growth in the 4% to 6% range and Adjusted EBITDA margins in the 12.5% to 15.5% range (combined to achieve “Rule of 20”).

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the first quarter of 2026 results and offer commentary on full year 2026 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on April 30, 2026. A live webcast of the event will be available on Rimini Street’s Investor Relations site at Rimini Street IR events link and directly via the webcast link. Dial-in participants

Rimini Street Announces Fiscal First Quarter 2026 Financial and Operating Results	page 3

can access the conference call by dialing 1-800-836-8184. A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Reconciliations of the non-GAAP financial measures included in this press release and described below to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a proven, trusted global provider of end-to-end, mission-critical enterprise software support, managed services and innovative Agentic AI ERP solutions, and is the leading third-party support provider for Oracle, SAP and VMware software. The Company has signed thousands of IT service contracts with Fortune Global 100, Fortune 500, midmarket, public sector and government organizations who have leveraged the Rimini Smart Path™ methodology to achieve better operational outcomes, billions of US dollars in savings and fund AI and other innovation.

To learn more, please visit www.riministreet.com, and connect with Rimini Street on X, Facebook, Instagram, and LinkedIn.

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “currently,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “goal,” “potential,” “predict,” “project,” “reflect,” “results,” “seem,” “seek,” “should,” “will,” “would” and other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to our ability to attract new clients or retain and/or sell additional products or services to existing clients; our ability to achieve and maintain an adequate rate of revenue growth; cost of revenue, including changes in costs associated with our efforts to grow and the results of any efforts to manage costs to align with current revenue expectations and the expansion of our offerings; the effects of increased intense competition in our industry and our ability to compete effectively; our ability to successfully educate the market regarding the advantages of our support and managed services for ERP software and to sell the products and services comprising our “Rimini Smart Path™” solutions portfolio, including but not limited to our Agentic AI ERP solutions; our intentions with respect to our pricing model and expectations of client savings relative to use of other providers; the evolution of the ERP software management and support landscape facing our clients and prospects; estimates of our total addressable market; the effects of seasonal trends on our results of operations, including the contract renewal cycles for vendor-supplied software support and managed services; the effects of the efforts of enterprise software vendors to sell upgrades or migrations to cloud-based versions of their enterprise software on our results of operations; our ability to scale our operations quickly enough to meet our clients’ changing needs or decrease our costs adequately in response to changing client demand; risks arising from incorporating artificial intelligence (“AI”) technologies into our products or services or any deficiencies associated with AI technologies used by us or by our third-party vendors and service providers; our ability to maintain, protect, and enhance our brand; the loss of one or more members of our management team and our ability to attract and retain additional qualified technical, sales and marketing personnel; our ability to expand our marketing and sales capabilities; our ability to avoid interruptions to, or degraded performance of, our services and the impact of any such interruptions or performance problems on our operations; our ability to defend against cybersecurity threats and to comply with data protection and privacy regulations; our expectations regarding new product offerings, innovation solutions, partnerships and alliance programs and our ability to develop and maintain strategic partnerships; our ability to expand internationally and the risks associated with global operations; our wind down of support services for Oracle’s PeopleSoft software products and the impact on future period revenue and costs incurred related to these efforts; the continuing impact of and our ability to comply with the terms of our July 2025 settlement agreement with Oracle; the impact of macro-economic trends, including inflation and changes in foreign

Rimini Street Announces Fiscal First Quarter 2026 Financial and Operating Results	page 4

exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; our ability to generate significant capital through our operations or to raise additional capital necessary to fund and expand our operations and invest in new services and products; our business plan and our ability to effectively secure and manage our growth and associated investments; risks relating to retention rates, including our ability to accurately predict retention rates; our ability to protect our intellectual property; our ability to maintain an effective system of internal control over financial reporting; changes in laws or regulations, including tax laws or unfavorable outcomes of tax positions we take; tariff costs, including those imposed by the United States government and the potential for retaliatory trade measures by affected countries; our ability to realize benefits from our net operating losses; any negative impact of environmental, social and governance (“ESG”) matters on our reputation or business and the exposure of our business to additional costs or risks from our reporting on such matters; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the volatility of our stock price; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; our ability to maintain our good standing with the United States government and international governments and capture new contracts with governmental entities/agencies; the occurrence of catastrophic events that may disrupt our business or that of our current and prospective clients; future acquisitions of, or investments in, complementary companies, products, subscriptions or technologies; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on April 30, 2026, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the U.S. Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2026 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal First Quarter 2026 Financial and Operating Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	March 31, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$132,189	$119,974
Restricted cash, current	342	341
Accounts receivable, net of allowance of $1,783 and $1,443, respectively	95,746	136,866
Deferred contract costs, current	17,570	17,734
Prepaid expenses and other	28,286	25,447
Total current assets	274,133	300,362
Long-term assets:
Restricted cash, noncurrent	784	785
Property and equipment, net of accumulated depreciation and amortization of $23,952 and $23,822, respectively	9,879	10,239
Operating lease right-of-use assets	20,494	21,371
Deferred contract costs, noncurrent	24,087	24,436
Deposits and other	8,745	8,379
Deferred income taxes, net	58,979	57,540
Total assets	$397,101	$423,112
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$—	$4,031
Accounts payable	4,966	5,752
Accrued compensation, benefits and commissions	33,747	39,609
Other accrued liabilities	23,475	24,307
Operating lease liabilities, current	4,815	4,984
Deferred revenue, current	257,382	268,717
Total current liabilities	324,385	347,400
Long-term liabilities:
Long-term debt, net of current maturities	56,412	63,156
Deferred revenue, noncurrent	19,947	18,824
Operating lease liabilities, noncurrent	17,357	18,843
Other long-term liabilities	1,566	1,918
Total liabilities	419,667	450,141
Stockholders' deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 92,133 and 91,603 shares, respectively	9	9
Additional paid-in capital	184,073	181,075
Accumulated other comprehensive loss	(5,509)	(5,613)
Accumulated deficit	(200,023)	(201,384)
Treasury stock,, at cost, 137 and 137 shares, respectively	(1,116)	(1,116)
Total stockholders' deficit	(22,566)	(27,029)
Total liabilities and stockholders' deficit	$397,101	$423,112

Rimini Street Announces Fiscal First Quarter 2026 Financial and Operating Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Revenue	$105,473	$104,204
Cost of revenue	43,208	40,670
Gross profit	62,265	63,534
Operating expenses:
Sales and marketing	38,636	34,255
General and administrative	17,850	17,531
Reorganization costs	407	462
Research and development	571	—
Litigation costs and related recoveries:
Professional fees and other costs of litigation	—	1,925
Litigation costs and related recoveries, net	—	1,925
Total operating expenses	57,464	54,173
Operating income	4,801	9,361
Non-operating income and (expenses):
Interest expense	(1,251)	(1,675)
Other income (expenses), net	(1,240)	(77)
Income before income taxes	2,310	7,609
Income taxes	(949)	(4,259)
Net income	$1,361	$3,350

Net income per share attributable to common stockholders:
Basic	$0.01	$0.04
Diluted	$0.01	$0.04
Weighted average number of shares of Common Stock outstanding:
Basic	91,791	91,240
Diluted	93,918	93,320

Rimini Street Announces Fiscal First Quarter 2026 Financial and Operating Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended
	March 31,
	2026	2025
Non-GAAP operating income reconciliation:
Operating income	$4,801	$9,361
Non-GAAP adjustments:
Litigation costs and related recoveries, net	—	1,925
Stock-based compensation expense	2,661	2,702
Reorganization costs	407	462
Non-GAAP operating income	$7,869	$14,450
Non-GAAP net income reconciliation:
Income before income taxes	$2,310	$7,609
Non-GAAP adjustments:
Litigation costs and related recoveries, net	—	1,925
Stock-based compensation expense	2,661	2,702
Reorganization costs	407	462
Non-GAAP income taxes	(1,328)	(3,187)
Non-GAAP net income	$4,050	$9,511
Non-GAAP Adjusted EBITDA reconciliation:
Net income	$1,361	$3,350
Non-GAAP adjustments:
Interest expense	1,251	1,675
Income taxes	949	4,259
Depreciation and amortization expense	995	930
EBITDA	4,556	10,214
Non-GAAP adjustments:
Litigation costs and related recoveries, net	—	1,925
Stock-based compensation expense	2,661	2,702
Reorganization costs	407	462
Unrealized foreign exchange losses	1,281	400
Adjusted EBITDA	$8,905	$15,703
Calculated Billings:
Revenue	$105,473	$104,204
Deferred revenue, current and noncurrent, end of the period	277,329	256,423
Deferred revenue, current and noncurrent, beginning of the period	287,541	281,197
Change in deferred revenue	(10,212)	(24,774)
Calculated billings	95,261	79,430
Less PeopleSoft calculated billings	(3,063)	(4,426)
Adjusted calculated billings	$92,198	$75,004

Rimini Street Announces Fiscal First Quarter 2026 Financial and Operating Results	page 8

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended
	March 31,
	2026	2025
Annualized recurring revenue	$400,812	$396,156
Less annualized PeopleSoft recurring revenue	12,768	26,572
Adjusted annualized recurring revenue	$388,044	$369,584

	March 31, 2026	March 31, 2025
Remaining performance obligations	$643,614	$553,070
Less PeopleSoft remaining performance obligations	10,399	17,257
Adjusted remaining performance obligations	$633,215	$535,813

Rimini Street Announces Fiscal First Quarter 2026 Financial and Operating Results	page 9

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue, Adjusted Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA, Calculated Billings, Adjusted Calculated Billings, Remaining Performance Obligations and Adjusted Remaining Performance Obligations. In addition, we present certain financial metrics excluding our Oracle’s PeopleSoft software product offering to permit investors to see the operation of our continuing business, excluding reductions associated with the PeopleSoft wind down. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base, assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Adjusted Annualized Recurring Revenue is annualized recurring revenue adjusted to exclude subscription revenue associated with services for Oracle’s PeopleSoft software products recognized during a fiscal quarter and multiplied by four.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. The exclusions are discussed in further detail below.

Non-GAAP Income Taxes is the income tax effect adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs from income before income taxes.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs after taxes. These exclusions are discussed in further detail below.

Specifically, management excludes the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated litigation settlement, insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Rimini Street Announces Fiscal First Quarter 2026 Financial and Operating Results	page 10

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning employee interests with those of our stockholders and to achieve long-term employee retention. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions in any particular period.

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs, as discussed above. In addition, it is also adjusted by unrealized foreign exchange (gains) or losses.

Calculated Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Adjusted Calculated Billings is calculated billings adjusted to exclude the calculated billings associated with services for Oracle’s PeopleSoft software products.

Remaining Performance Obligations represent all future non-cancellable revenue under contract that has not yet been recognized as revenue, and includes deferred revenue and unbilled amounts.

Adjusted Remaining Performance Obligations is the Company's remaining performance obligations adjusted to exclude the remaining performance obligations for services for Oracle’s PeopleSoft software products.

Rule of 20 is achieved when the revenue growth percentage and adjusted EBITDA percentage of revenue equal 20% when added together.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com